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                                                     EXHIBIT 10.20



               TYCO INTERNATIONAL (IRELAND) EMPLOYEE SHARE SCHEME

                                FOR EMPLOYEES OF
                                       [ ]
                         A TYCO GROUP COMPANY IN IRELAND







NOTE: THIS BOOKLET IS PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, 1933





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                             PART ONE - INTRODUCTION

1.       THE SCHEME

1.1      Introduction

         Tyco has established a profit sharing schemes for the benefit of its employees in Ireland. The Scheme has been designed to include different companies within the Tyco Group operating in Ireland within the same framework even though the operation of the Scheme will vary between the different operating companies. The first part of this booklet describes the Scheme in a general way while the second part describes how the Scheme will work in your particular company.

         This booklet is presented in a simplified question and answer format. However, the Schemes are governed by complicated trust deeds and rules and nothing in this booklet can override them.

1.2      HOW DOES THE PROFIT SHARING SCHEME WORK?

         Provided profits and costs meet the Budget targets specified in the case of each participating company, the eligible employees of that participating company will receive a share of profits in the form of shares in our parent company, Tyco International Limited under a Revenue-approved profit-sharing scheme or, if they so choose, in the form of cash.

         Normally, any employee receiving shares from an employer is liable to pay income tax on the actual value of those shares as if a cash bonus had been received. However, Chapter 1 of Part 17 of the Taxes Consolidation Act 1997 ("the Act") contains provisions enabling employer companies in certain circumstances, and subject to certain conditions, to make available their shares to employees without the employees having to pay income tax on the value of such shares. The principal conditions are described for you in this booklet.

2.       YOUR ENTITLEMENT

2.1      WHO IS ELIGIBLE TO PARTICIPATE?

         If the Scheme is operated by a participating company in a particular year then the Scheme will apply to all of the employees (including full-time directors) of that company whose remuneration is subject to tax under the PAYE system and who qualify under the terms of the Scheme as it applies in the case of that company and who are not prohibited by the Act from participating. In respect of any given financial year the Schemes will only apply to the employees of participating companies which satisfy the relevant Budget targets.

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2.2      WHEN DO I LOSE ENTITLEMENT TO PARTICIPATE?

         Your entitlement to participate will automatically cease:

         (a) If you are dismissed for any reason, made redundant, retire or resign.

         (b) If you are transferred to a company within the Tyco Group other than a participating company.

         (c)      If you die.

         (d) If you are allotted shares in any other approved profit sharing scheme within the Tyco Group in respect of the relevant financial year.

2.3      WHAT IS MY ENTITLEMENT?

         As mentioned in the introduction to this booklet, the Scheme will operate in different ways in different participating companies. Please refer to the second part of the booklet to see how your entitlement will be calculated.

2.4      CAN I BUY ADDITIONAL SHARES?

         You will have the right to forego a part of your salary so that additional shares will be purchased on your behalf. This part of your salary will not then be liable to income tax or PRSI. There are limits to the amount of salary that you can forego;

         (a) you cannot forego more than an amount equal to 7.5% of your basic salary in the year and

         (b) the value of shares purchased by salary foregone cannot exceed the amount of your basic entitlement under the Scheme.

         IMPORTANT NOTE: Please note that foregoing of salary is a reduction of Schedule E income and, therefore, any salary foregone will not be taken into account for the purposes of calculating the Revenue limits in respect of pension scheme benefits.

2.5      ARE THERE OTHER LIMITS?

         The Act stipulates that the value of shares (including any purchased by salary foregone) allocated to you must not exceed EUR 12,700.00 in any year. If your entitlement exceeds this amount, the balance will be paid to you as cash and will be taxed in the normal way.

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2.6      HOW DO I TAKE UP MY ENTITLEMENT?

         On each occasion when the Scheme is operated by a participating company a notice will be circulated to all eligible employees ("Scheme Notice") explaining your entitlement. All eligible employees who wish to take shares must complete a "Contract of Participation". The Contract of Participation, once signed, remains valid and you do not have to sign a new one each year.

2.7      WHAT IS A CONTRACT OF PARTICIPATION?

         Under the Contract of Participation you agree to leave your shares with the Trustee for at least 2 years and also agree not to sell any of your stock, pledge it or use it in any way as security to raise money during that period.

         The Contract also covers your right to have shares transferred to you (see section 3.5) and the conditions should you sell these shares within 3 years (see section 4.1). A Contract of Participation will be sent to you with the Scheme Notice when you first become eligible to join the Scheme.

2.8      CAN I TAKE CASH INSTEAD OF SHARES?

         Yes. If you prefer to take cash in lieu of shares under the Scheme then you must complete the appropriate box in the Scheme Notice that will be sent to you. Cash taken in lieu of shares will be liable to income tax and PRSI in the normal way.


2.9      AM I ENTITLED TO DIVIDENDS?

         Dividends are normally paid quarterly by Tyco International Limited but, for reasons of administrative efficiency, are paid out once a year by the Trustee of the Scheme. You will receive a cheque in respect of the dividends payable on the shares held on your behalf.

         All dividends will be received by the Trustee who may deduct any withholding tax due and then pass on the balance to you. Any dividends received are subject to income tax and you are required to make the necessary returns to the Revenue Commissioners for income tax purposes. The Trustee will provide you with a certificate stating the amount of tax which has been deducted at source from each dividend payment. You should submit these certificates to the Revenue in order to offset your liability to income tax on dividends received.

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3.       THE HOLDING OF YOUR SHARES IN TRUST

3.1      WHAT HAPPENS TO MY SHARES?

         The Trustee of the Scheme will hold the shares issued to you under the terms of the Schemes on your behalf and you will be the beneficial owner of the shares. You will receive a written statement each year detailing the number of shares acquired on your behalf in that year, their initial market value and the date of allocation. You should keep these statements of allocation in a safe place.

3.2      WHAT IS MEANT BY "BENEFICIAL OWNER"?

         This means that, during the period in which the stock is held by the Trustees, you enjoy all the rights and benefits that go with ownership of the shares of Tyco International Limited (see section 3.5) without actually being the legal owner. Nevertheless, you are ultimately absolutely legally entitled to the shares and this right cannot be removed.

3.3      WHY HAVE A TRUSTEE?

         The Act requires that any such scheme must be administered by trustees. The Trustee will acquire the shares in Tyco International Limited and hold them in trust for you. They will give you full details of the shares held on your behalf, together with any information issued by the company to shareholders in general.

3.4      WHO IS THE TRUSTEE?

         The Trustee is BCI Trustees Limited and the administration is carried out by Computershare. All expenses of administering the Trust are paid by your employer.

3.5      HOW SOON CAN I SELL OR OTHERWISE DEAL WITH MY SHARES?

         You cannot sell or deal with the shares for a period of two years from the date on which such shares are appropriated to you by the Trustee. During that period, you must allow your shares to remain in the hands of the Trustee on your behalf.

         After 2 years, you can request the Trustee to deal with the shares as you think fit. This is subject to the condition that if the shares are sold within 3 years they must be sold for the best consideration in money that can reasonably be obtained at the time of sale.

         However, under the Act, you will be liable to income tax if you dispose of any shares within 3 years of the date of the allocation of those shares to you. The issue of taxation is dealt with in the next section (section 4 of this booklet).

         The shares may, for example, be assigned under your name or in the name of some other person but you will have to pay any income tax due to the Trustee in this event.

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         The portion on which tax is payable is the same as if you had sold the shares (see section 4.1). Details regarding the methods of selling your shares are available from the Trustee on request.

         None of the above applies if:

         (i) You cease to be an employee of a participating company by reason of injury, disability or redundancy.

         (ii) If you reach pensionable age under the Social Welfare Acts (i.e. age 66).

         (iii)    If you die.

3.6      DO I HAVE TO SELL MY SHARES AT THE END OF THE THREE YEARS?

         No. Because it is very complicated for an Irish resident to hold shares in an American quoted company in their own name, the Trustee is willing to continue to hold your shares on your behalf as your agent. If you wish to avail of this facility, you will be required to sign a letter of agreement appointing the Trustee as your agent for this purpose. The cost of this facility is borne by your employer.

3.7      WHAT RIGHTS ARE ATTACHED TO MY SHARES?

         You will enjoy the same rights as other shareholders. In particular, you will have the same rights regarding such matters as rights issues (i.e., the right to purchase further shares issued from time to time) and scrip issues (bonus shares which would increase your shareholding if issued).

4.       TAXATION ISSUES

4.1 WHAT ARE THE TAX ADVANTAGES AVAILABLE TO ME BY HOLDING SHARES UNDER THE SCHEME?

         One of the major benefits to any eligible employee under these approved Schemes is the exemption from income tax. Normally, an employee receiving shares from an employer is obliged to pay income tax on the value of the shares as if he had received that amount in cash. However, under the Schemes, you will not become liable for any tax on the value of the shares under present legislation until you instruct the Trustee to sell them or to transfer them into your own name.

         The amount of income tax you ultimately pay depends on the length of time for which the Trustee holds your shares and as current legislation determines:

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     PERIOD SHARES HELD                        AMOUNT OF "VALUE" LIABLE
                                                     TO INCOME TAX

     Less than 2 years                            Disposal not allowed
     Between 2 and 3 years                                 100%


         Therefore liability to income tax will arise only on disposal of your shares within 3 years. In these cases, the "value" for the purposes of the above table is, in general, the market value of the relevant shares when they were initially allocated to you (or the value of the sale proceeds if less than the initial market value).

         If you leave the company at any time because of injury, disability or redundancy or you reach state pension age, you may ask the Trustee to sell your shares or transfer them to you and in these circumstances the taxable proportion will not exceed 50% of the "value" even though the relevant shares were held for less than 3 years.

4.2      WILL YOU HAVE TO PAY CAPITAL GAINS TAX WHEN YOU SELL YOUR SHARES?

         Capital Gains tax is payable on any capital gain made on the sale of shares. A liability to Capital Gains tax may therefore arise on any increase in the value of your shares over their market value when they were initially allocated to you. However, the Capital Gains tax legislation presently allows a degree of indexation to offset the effect of inflation.

         In addition you are currently allowed exemption from Capital Gains tax on gains up to EUR 1,270.00 in aggregate in any tax year from the sale of assets liable to Capital Gains Tax (including the sale of shares). As with all legislation relating to taxation this is liable to change in the future.

4.3      IS DIVIDEND INCOME LIABLE TO INCOME TAX?

         Yes - (see section 2.9)

5.       TERMINATION

         The Company reserves the right to amend or terminate the Schemes at any time, but in these circumstances, any shares held for you by the Trustee will move through the three year system just as if the Schemes were still being operated. Any shares you personally hold would be unaffected by any termination of the Schemes.

6.       GENERAL INFORMATION

         Further information regarding the Schemes and your rights thereunder is available from Human Resources.


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                                 PART TWO - [ ]

PARTICIPATION IN THE SCHEME

The Company will decide in each year whether or not to operate the Scheme. If the Scheme is operated in a given year, then the Company will decide how much is to be set aside for the purpose of the Scheme in that year and this will be notionally divided between all employees who qualify for participation in that year.

The division of the sum set aside will be on a basis that will be calculated as a percentage of basic salary or as a nominal sum per employee and may have an element of service qualification. In respect of the fiscal year ending [ ], the qualification criterion will be a requirement to have completed at least [ ] month's service in the year ending [ ]. The sum set aside will be equal to [ ] of each qualifying employee's basic salary. Each employee's portion is referred to as his Entitlement.

Each employee will then be invited to participate in the Scheme or to take some or all of his Entitlement in cash. Any amount taken in cash will be payable as a bonus and subject to tax and PRSI in the normal way. However, any amount not taken in cash shall be paid over to the Trustees for the purchase of Shares which will be held on behalf of those employees who decide to participate in the scheme.

An employee who decides to participate in the scheme will also have the opportunity to forego an amount from his salary of up to 7.5% of his basic salary or the amount of his Entitlement taken in shares, whichever is the lesser, and have this additional amount paid over to the Trustees for the purchase of additional Shares which will be held under the Scheme on his behalf. Any amount foregone from salary in this way will not be liable to income tax or PRSI, thereby increasing the tax-efficiency of the Scheme. Please refer to section 2.4 of this booklet.


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                     PART 3 - FORM OF ACCEPTANCE & AGREEMENT
                          AND CONTACT OF PARTICIPATION
                                       [ ]

TO:               [                              ] ("the Company")
                  and
TO:               BCI Trustees Limited ("The Trustees")
                  as the Trustees of the Employee Share Scheme

FROM:

FIRST NAME(S) (Mr./Ms.)  _________________________________

SURNAME                  _________________________________     (Block Capitals)

ADDRESS                  _________________________________

                         _________________________________

                         _________________________________

EMPLOYEE NO       _________


APPLICATION FOR SCHEME SHARES

         (a)      I wish to allocate    % of my bonus entitlement to acquire
                  Ordinary Shares in Tyco International Limited under the rules of the Tyco International (Ireland) Employee Share Scheme.

IN ADDITION, YOU CAN, IF YOU WISH, INCREASE YOUR ENTITLEMENT TO PARTICIPATE AT THE NEXT ALLOCATION DATE BY COMPLETING (B) BELOW.

         (b)      I wish to forego EUR      from my basic gross salary to
                  increase my entitlement to shares at the next allocation date and I understand that my salary will be reduced by such amount. I further understand that this amount cannot exceed the amount of my bonus allocated to buy shares.

2. I confirm that I have read the booklet and enter into the attached contract in the full knowledge that the decision is my own responsibility and that the Company can accept no responsibility for the performance of the consequent investment.

                    I UNDERSTAND THAT AN INVESTMENT IN SHARES
                           CAN GO DOWN AS WELL AS UP.

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3.       CONTRACT OF PARTICIPATION

         I agree with the Company and the Trustees to be contractually bound (except in circumstances where Chapter 1 of Part 17 of the Taxes Consolidation Act 1997 (see Note (i)), as amended, allows otherwise):-

         A to permit all shares held by the Trustees on my behalf under the Scheme to remain in the hands of the Trustees for the Retention Period (see Note (ii));

         B during the Retention Period not to assign, charge or otherwise dispose of any of my rights or interests in those shares;

         C if I direct the Trustees to transfer the ownership of any such shares to me before their Release Date (see Note (iii)); to pay to the Trustees before the transfer takes place such sum on account of income tax as they notify me is required to be paid under the relevant tax legislation;

         D not to direct the Trustees to dispose of any of such shares before the Release Date except by sale for the best consideration in money that can be reasonably obtained at the time of the sale; and

         E        generally to be bound by the provisions of the Scheme.

4. I accept that the dividend tax voucher which I will receive from the Trustees in respect of any of my Scheme Shares will be in full satisfaction of any rights I have to a tax deduction certificate from the Trustees.

5. I hereby direct the Trustees, in the absence of any further direction from me, in the event of a rights issue to sell all rights in respect of my Scheme Shares nil paid and pay the proceeds to me and in the event of any further offer or transaction in respect of my Scheme Shares take such action, if any, as will not require me to put the Trustees in funds.

6.       I undertake to notify the Trustees of any change in my address.

7. I understand that this contract will bind me in respect of any subsequent appropriation of Scheme Shares unless I shall have previously varied its terms by notice in writing addressed to the Company and the Trustees.

Signed.......................................
Full Name...................................
Address......................................
Dated     [                       ]

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                                      NOTES

         (i) Chapter 1 Part 17 and Schedule 11 of the Taxes Consolidation Act 1997 is the Act under which the Scheme is established.

         The "Retention Period" is the period of retention as defined in Section 511(1) of the Act i.e. the period beginning with the date on which the particular shares are allocated to you under the Scheme and ending on the second anniversary of that date or, if earlier,:-

                  (a) the date on which you cease to be an employee by reason of injury, disability or redundancy;

                  (b) the date on which you reach state retirement age (currently 66 years ); or

                  (c)      the date of your death.

         The "Release Date" is the third anniversary of the date on which the particular shares are allocated to you under the Scheme.

         The "Retention Period" and the "Release Date" are fully defined in the Rules of the Scheme.




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